UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

DATAKEY, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-11447 (Commission File Number)	41-1291472 (IRS Employer Identification No.)

407 West Travelers Trail
Burnsville, Minnesota 55337
(Address of Principal Executive Offices) (Zip Code)

(952) 890-6850
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 8.01 Other Events
SIGNATURE

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On October 20, 2004, Timothy Russell and Thomas King resigned as directors of Datakey, Inc. (“Datakey”)

     (d) On October 20, 2004, the Board of Directors of Datakey appointed three new directors, Anthony A. Caputo, Carole D. Argo and Ken Mueller. At this time, the new directors have not been appointed to any committees of the Board of Directors and Datakey does not have any current expectation to appoint them to committees.

     Datakey entered into an Agreement and Plan of Merger on September 9, 2004, with SafeNet, Inc. (“SafeNet”) and Snowflake Acquisition Corp. (“Purchaser”), a Minnesota corporation and a wholly-owned subsidiary of SafeNet (the “Merger Agreement”). Pursuant to the Merger Agreement and effective upon acceptance for payment by Purchaser of shares of Datakey stock pursuant to a tender offer commenced by Purchaser under the terms of the Merger Agreement, Datakey agreed that Purchaser would be entitled to designate the number of directors on the Company’s Board of Directors that equals the product of the number of directors on the Company’s Board of Directors and the ratio that the number of shares purchased and paid for bears to the total number of shares then outstanding. On October 20, 2004, Purchaser accepted for payment approximately 73% of the outstanding shares of Common Stock. For a copy of the Merger Agreement, please see Exhibit (d)(1) to the Schedule TO filed by SafeNet, Inc. on September 21, 2004.

     There are no transactions, or proposed transactions, during the last two years to which Datakey was or is to be a party, in which the new directors have a direct or indirect material interest.

Item 8.01 Other Events

     On October 15, 2004, certain holders of Datakey convertible notes filed a lawsuit against Datakey in the District Court of Hennepin County, Minnesota, in connection with the tender offer by Purchaser. The lawsuit alleges that (1) the plaintiffs are entitled to an additional payment of $500,000 under loan documents to which Datakey and the noteholders are parties and (2) Datakey wrongfully excluded noteholders from meetings of Datakey’s board of directors which resulted in the board’s approval of Datakey’s sale to Purchaser at a price which the Plaintiffs allege is significantly below Datakey’s fair market value. The noteholders’ lawsuit seeks unspecified damages. Datakey disputes the noteholders’ claims and intends to contest them. SafeNet and Purchaser have agreed to waive any conditions to closing the Merger which are not met due to the existence of the lawsuit. Upon the closing of the Merger, SafeNet intends to cause the Purchaser to contest the noteholders’ claims.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2004

DATAKEY, INC.
By:	/s/ David A. Feste
David A. Feste, Vice President and
Chief Financial Officer